                                                                       EXHIBIT 3

                       Directors and Executive Officers of
                        IDB DEVELOPMENT CORPORATION LTD.
                            (as of December 10, 2010)

Citizenship is the same as country of address, unless otherwise noted.

NAME & ADDRESS                  POSITION                          CURRENT PRINCIPAL OCCUPATION
--------------                  --------                          ----------------------------

Nochi Dankner                   Chairman of the Board of          Chairman of IDB Holding, IDB
3 Azrieli Center, The           Directors                         Development, Discount Investment
Triangular Tower, 44th floor,                                     Corporation Ltd. and Clal
Tel-Aviv 67023, Israel                                            Industries and Investments Ltd.;
                                                                  Businessman and director of
                                                                  companies.

Zehava Dankner                  Director                          Director of companies.
64 Pinkas Street, Tel Aviv
62157, Israel

Avi Fischer                     Deputy Chairman of the Board      Executive Vice President of IDB
3 Azrieli Center, The           of Directors                      Holding; Deputy Chairman of IDB
Triangular Tower, 45th floor,                                     Development; Co-Chief Executive
Tel-Aviv 67023, Israel                                            Officer of Clal Industries and
                                                                  Investments Ltd..

Zvi Livnat                      Deputy Chairman of the Board      Executive Vice President of IDB
3 Azrieli Center, The           of Directors                      Holding; Deputy Chairman of IDB
Triangular Tower, 45th floor,                                     Development; Co-Chief Executive
Tel-Aviv 67023, Israel                                            Officer of Clal Industries and
                                                                  Investments Ltd..

Refael Bisker                   Director                          Chairman of Property and
3 Azrieli Center, The                                             Building Corporation Ltd.;
Triangular Tower, 44th floor,                                     Co-Chairman of Shufersal Ltd.
Tel-Aviv 67023, Israel

Jacob Schimmel                  Director                          Co-Managing Director of UKI
7 High field Gardens,                                             Investments.
London NW11 9HD, United
Kingdom

Shay Livnat                     Director                          President of Zoe Holdings Ltd.
3 Azrieli Center, The
Triangular Tower, 45th floor,
Tel-Aviv 67023, Israel

Eliahu Cohen                    Director and Chief Executive      Chief Executive Officer of IDB
3 Azrieli Center, The           Officer                           Development.
Triangular Tower 44th floor,
Tel-Aviv 67023, Israel

Isaac Manor (*)                 Director                          Chairman of companies in the
103 Kahanman Street,                                              motor vehicle sector of the
Bnei Brak 51553, Israel                                           David Lubinski Ltd. group.

Dori Manor (*)                  Director                          Chief Executive Officer of
103 Kahanman Street,                                              companies in the motor vehicle
Bnei Brak 51553, Israel                                           sector of the David Lubinski
                                                                  Ltd. group.

Abraham Ben Joseph              Director                          Director of companies.
87 Haim Levanon Street,
Tel-Aviv 69345, Israel

Amos Malka                      Director                          Director of companies
18 Nahal Soreq Street,
Modi'in 71700, Israel

Prof. Yoram Margalioth          Director                          Senior lecturer (expert on tax
16 Ha'efroni Street,                                              laws) at the Faculty of Law in
Raanana 43724, Israel                                             the Tel Aviv University.

Irit Izakson                    Director                          Director of companies.
15 Great Matityahou Cohen
Street,
Tel-Aviv 62268, Israel

Lior Hannes                     Senior Executive Vice             Senior Executive Vice President
3 Azrieli Center, The           President                         of IDB Development; Chief
Triangular Tower, 44th floor,                                     Executive Officer of IDB
Tel-Aviv 67023, Israel                                            Investments (U.K.) Ltd.

Dr. Eyal Solganik               Executive Vice President and      Executive Vice President and
3 Azrieli Center, The           Chief Financial Officer           Chief Financial Officer of IDB
Triangular Tower, 44th floor,                                     Development; Chief Financial
Tel-Aviv 67023, Israel                                            Officer of IDB Holding.

Ari Raved                       Vice President                    Vice President of IDB
3 Azrieli Center, The                                             Development.
Triangular Tower, 44th floor,
Tel-Aviv 67023, Israel

Gonen Bieber **                 Vice President and finance        Vice President and Chief
3 Azrieli Center, The           manager                           Financial Officer of Clal
Triangular Tower, 45th floor,                                     Industries and Investments Ltd.;
Tel-Aviv 67023, Israel                                            Vice President and finance
                                                                  manager of IDB Development;
                                                                  Finance manager of IDB Holding.

Haim Gavrieli                   Executive Vice President          Chief Executive Officer of IDB
3 Azrieli Center, The                                             Holding; Executive Vice
Triangular Tower, 44th floor,                                     President of IDB Development.
Tel-Aviv 67023, Israel

Haim Tabouch                    Vice President Comptrolling       Vice President Comptrolling of
3 Azrieli Center, The                                             IDB Development; Comptroller of
Triangular Tower, 44th floor,                                     IDB Holding.
Tel-Aviv 67023, Israel

Amir Harosh                     Comptroller                       Comptroller of IDB Development.
3 Azrieli Center, The
Triangular Tower, 44th floor,
Tel-Aviv 67023, Israel

(*)  Dual citizen of Israel and France.
(**) Dual citizen of Israel and Germany.